Exhibit 99.1

OptimizeRx to Present at the H.C. Wainwright Virtual BioConnect Conference on January 11, 2021

ROCHESTER, Mich. – January 6, 2021 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, has been invited to present at H.C. Wainwright’s BioConnect Conference being held virtually on January 11-14, 2021.

The company’s presentation will be available on-demand via the H.C. Wainwright conference portal here and in the investor relations section at investors.optimizerx.com beginning at 6:00 a.m. Eastern time on Monday, January 11.

OptimizeRx CEO, William Febbo, will participate in virtual one-on-one meetings with institutional analysts and investors throughout the conference.

Management will discuss the company’s expanding addressable market due to the launch of new digital health solutions, and how an increasing number of enterprise-level, recurring revenue engagements are keeping the company on track for another year of record growth.

OptimizeRx generated $34.3 million in trailing 12-month revenue ended September 30, 2020, up 44% compared to the same year-ago period.

Register for the conference here. To schedule a one-on-one meeting, please contact your H.C. Wainwright representative. For any questions about OptimizeRx, please contact Ron Both of CMA at (949) 432-7557 or submit your request here.

About H.C. Wainwright

H.C. Wainwright is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions.  H.C. Wainwright & Co. also provides research and sales and trading services to institutional investors. According to Sagient Research Systems, H.C. Wainwright’s team is ranked as the #1 Placement Agent in terms of aggregate CMPO (confidentially marketed public offering), RD (registered direct offering) and PIPE (private investment in public equity) executed cumulatively since 1998. For more information about H.C. Wainwright, visit www.hcwco.com.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team